UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2010

The New York Times Company

(Exact name of registrant as specified in its charter)

New York	1-5837	13-1102020
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

620 Eighth Avenue, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 556-1234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 31, 2009, P. Steven Ainsley, Publisher, The Boston Globe, retired.

In connection with Mr. Ainsley’s retirement, he and The New York Times Company (the “Company”) have entered into a Separation Agreement and General Release (the “Separation Agreement”), which memorializes the terms of payments and other benefits to be provided to Mr. Ainsley pursuant to existing arrangements and as agreed by the Company in connection with his retirement.

Pursuant to the Separation Agreement, the Company will provide Mr. Ainsley upon his retirement: (i) payments in the gross amount of $505,000.00; (ii) continued group health plan coverage for up to one year; (iii) continued financial planning counseling, as arranged by the Company for executives, for one year, and (iv) reimbursement of any nondeductible home loan interest expense incurred in 2009, grossed up for tax purposes, consistent with existing reimbursement practices initiated in connection with Mr. Ainsley’s relocation from Tampa to Boston in 2006.

Mr. Ainsley is a participant in The New York Times Company Supplemental Executive Retirement Plan (“SERP”), a non-qualified defined benefit plan that provides enhanced retirement benefits to certain executives. The SERP Committee has consented to his early retirement, and he is therefore eligible to receive SERP benefits, pursuant to its terms.

In connection with his retirement, Mr. Ainsley will receive a prorated portion of any long-term performance awards made pursuant to performance cycles currently in effect, as, if and when such long-term performance awards are paid out to other plan participants. Payments will be based on the portion of the cycle elapsed through December 31, 2009. In addition, Mr. Ainsley’s unvested restricted stock units and stock options will vest.

The Separation Agreement also contains Mr. Ainsley’s and the Company’s mutual release of each other from all claims.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

Exhibit 10.1	Separation Agreement and General Release, between the Company and P. Steven Ainsley

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEW YORK TIMES COMPANY

Date: January 14, 2010	By:	/s/ KENNETH A. RICHIERI
Kenneth A. Richieri
Senior Vice President, General Counsel and Secretary

Index to Exhibits

Exhibit Number	Description

Exhibit 10.1	Separation Agreement and General Release, between the Company and P. Steven Ainsley